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                                                                    EXHIBIT 23.4



                         INDEPENDENT AUDITORS' CONSENT



     We consent to the use in this Amendment No. 2 to Registration Statement No. 333-2000 of Patlex Holdings, Inc. on Form S-4 of our report dated January 19, 1996 (February 7, 1996, as to Note 11), relating to the financial statements of Database Technologies, Inc. as of and for the year ended December 31, 1995, appearing in the Proxy Statement/Prospectus, which is part of this Registration Statement.



     We also consent to the reference to us under the heading "Experts" in such Proxy Statement/Prospectus.



DELOITTE & TOUCHE LLP


Fort Lauderdale, Florida



June 26, 1996